1 March 15, 2023 Anne Bailey 3153 Tamarac Street Denver, CO 80238 Dear Anne Bailey, It gives me great pleasure to offer you the President - Home position with Modivcare. In addition to confirming our offer, this letter will detail the terms and conditions of your employment and outline the current major features of Modivcare's compensation and benefit plans and practices. All offers of employment are contingent upon the completion of any required pre-employment screening and your ability to establish your identity and authorization to work in the United States. Please be sure to bring work authorization documentation with you on your first day of employment. Assumption of Duties: Your tentative start date will be March 20, 2023 for you to assume the position of President - Home. You will report to Heath Sampson, and will have responsibilities commensurate with your position/title. You will be based in the 6900 E Layton Avenue, Denver, Colorado location with the requirement to travel nationwide as requested per business need. Base Salary: Your initial base salary will be $500,000.00 payable in bi-weekly installments, less applicable taxes, deductions, and withholding. Short-Term Incentive Plan: You are eligible to participate in our Short-Term Incentive Plan (STIP) with a target of 100% of your base pay (regular actual earnings for the calendar year) as defined in the STIP document. The STIP will be payable, less applicable taxes and deductions. Long-Term Incentive Program: Subject to approval by the Compensation Committee of the Board of Directors, you will be eligible to receive an equity award with a target equal to 150% of your base salary.  Additional details will be provided in a separate agreement, the execution of which will be a condition of the award.  The terms of the Long- Term Incentive Program (LTIP) and the grant agreement will supersede any terms set forth in this offer letter. Any future allocations of LTIP awards are subject to the approval of the Compensation Committee. Sign-On Bonus: Subject to approval by the Compensation Committee of the Board of Directors, you will be eligible to receive a one-time equity award with a target value of $500,000.00 within the first 30 days of employment. Additional details will be provided in a separate agreement, the execution of which will be a condition of the award.  Executive Non-qualified Deferred Compensation Plan: You are also eligible to participate in the Executive Non- qualified Deferred Compensation plan. Your participation in the plan will be subject to the provisions set forth in the official plan documents for the plan, and the terms of the plan will supersede any terms set forth in this letter.

2 Total Rewards Benefits Programs: You will receive such benefits as are generally accorded to employees at Modivcare, subject to company policy and any applicable terms and conditions as they may be amended from time to time. Modivcare's current benefit program covers medical, dental, life, short-term and long-term disability insurance, flexible spending accounts, voluntary vision, voluntary life insurance, 401K, and paid time off. As part of our current benefit package, employees can elect medical and/or dental insurance. Please refer to the attached benefit summary for cost details. Also, currently included is a 100% company-paid short and long-term disability policy and a 100% company paid life insurance equaling one times annual salary up to $100,000.00. We also offer the opportunity to participate in voluntary vision, voluntary life insurance and both medical care and dependent care flexible spending accounts. You can enroll online in your benefit coverages after your hire date and during your first 30 days of employment. Your elected coverages will take effect the first of the month following your date of hire. If you miss your initial enrollment window, please note that you will need to wait until the next annual enrollment period. 401k Retirement Plan: Modivcare offers employees the opportunity to participate in a Traditional 401k (pre-tax) and/or Roth 401k (post-tax) retirement savings plan with an employer match contribution of 100% up to 6%, vested immediately. You are eligible to join the 401(k) Plan the first of the month following 30 days of employment. You must be 18 years of age or older. New hires that have met the eligibility requirements can make elections by accessing the 401k plan website at www.mkplan.com or contact ADP Retirement Services at 888-822-9238. You will be eligible for paid time off in accordance with company polices. Additionally, all employees receive ten company holidays throughout the calendar year. "At will" Employment and Termination of Employment: Your employment with Modivcare will be an employment "at will". This means that employees have the right to terminate their employment at any time and for any reason. Likewise, Modivcare reserves the right to discontinue your employment with or without cause at any time and for any reason. In the event that your employment with Modivcare is terminated (i) by Modivcare for any reason other than Cause (as defined below) and not due to your death or Disability (as defined below) or (ii) by you for Good Reason (as defined below), then Modivcare will pay to you your Accrued Compensation (as defined below), payable within 30 days after your termination (with the payment date during such 30 day period to be determined by Modivcare in its sole discretion). In the event that your employment is terminated by Modivcare for Cause, by you without Good Reason or as a result of your death or Disability, you will not be entitled to the severance compensation described below, but instead will only be entitled to payment of the Accrued Compensation through the date your employment terminates, payable within 30 days after your termination (with the payment date during such 30-day period to be determined by Modivcare in its sole discretion).

3 In addition to the payment of the Accrued Compensation through the date of termination of your employment, should your employment be terminated by Modivcare without Cause or by you for Good Reason, you shall also be entitled to severance payments for a six-month period as outlined in the Restricted Covenants Agreement ("RCA") and in the Board's severance policy, after delivering to Modivcare a unilateral general release in a form acceptable to Modivcare, and such release becomes fully effective and irrevocable under applicable law and provided you are, and continue to be, in compliance with the RCA. For purposes of this letter: "Accrued Compensation" means, as of any date, the amount of any unpaid base salary earned by you through the date of the termination of your employment, and, other than in the case of a termination for Cause or resignation without Good Reason, any short-term cash incentive bonus earned by you, but not yet paid, for the most recently completed fiscal year prior to the termination of your employment. "Cause" shall mean (a) an intentional act of fraud, embezzlement, theft or any other material violation of law by you in the course of your employment; (b) the willful and continued failure to substantially perform your duties for the company (other than as a result of incapacity due to physical or mental illness); (c) conviction of a crime involving moral turpitude; or (d) any material violation of Modivcare's material written policies. "Disability" shall mean you are unable, by reason of mental or physical disability, incapacity or illness, to perform substantially all of your duties and obligations hereunder, which condition lasts for a continuous period in excess of three (3) months, or an aggregate period in excess of four (4) months in any one (1) calendar year. "Good Reason" shall mean (a) a material reduction in your job duties, responsibilities, and requirements inconsistent with your position with Modivcare and your prior duties, responsibilities and requirements; (b) a material reduction in your base compensation; or (c) relocation of your principal business location to another Modivcare facility or location more than 50 miles from Modivcare's location in Denver, Colorado. Restrictive Covenant Agreement and Assignment of Inventions Agreement: Modivcare intends to honor your ongoing confidentiality obligations and you agree to abide by Modivcare’s strict company policy that prohibits any new employee from using or bringing with them from any prior employer any proprietary information, trade secrets, proprietary materials or processes of such former employers. You further represent and warrant that you have not and will not breach or violate any contract or legal obligation owed to any third party such as a prior employer. Upon starting employment with Modivcare you will be required to sign Modivcare’s Restrictive Covenant Agreement (RCA) and Assignment of Inventions Agreement, a copy of which is provided herewith. At the termination of your employment, you will be reminded of your continuing duties under both agreements. Please read the RCA and Assignment of Inventions Agreement carefully. **IMPORTANT NOTICE: In Section 4 (Non-Competition) of the attached Restrictive Covenant Agreement (RCA), the restrictions created by such Section and Section 5(b) (Non-Solicitation) are considered COVENANTS NOT TO COMPETE for purposes of Colorado law that could restrict your options for subsequent employment following your separation from Modivcare. Please read them carefully before signing the RCA.

4 Severability: In the event that any provision or portion of this letter shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent not prohibited by law. You and the firm hereby agree that the court or arbitrator making any such determination shall modify and reform any parts of this letter determined to be invalid or unenforceable, to the extent necessary (and not further than necessary), so as to render them valid and enforceable, or if the court or arbitrator cannot so reform such provision, then such part shall be deemed to have been stricken from this letter with the same force and effect as if such part or parts had never been included. Section 409A Compliance: This letter and all payments and benefits hereunder are intended to be exempt from or otherwise comply with Section 409A so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted in that manner. Entire Agreement: This offer letter and the Restrictive Covenants Agreement constitutes the entire agreement between you and Modivcare pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. Upon your acceptance of this offer of employment, please acknowledge your agreement with the terms set forth in this letter by signing in the designated space below. A copy of this letter agreement is enclosed for your records. We are excited about the opportunity to work with you and look forward to hearing your positive response to this letter by March 17, 2023.  If you agree with the terms of this offer of employment, please electronically sign this letter using the link in the email that sent this letter. Sincerely, Larry Sampson Modivcare